Spiegel Accountancy Corp.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated October 9, 2019, to the incorporation by reference in this Report on the Form 1-A registration of Fan Owned Club, Inc. for the 4-month period ended June 30, 2019 of our report dated October 9, 2019 included in its Registration Statement on Form 1-A relating to the financials for the 4-month period ended June 30, 2019, listed in the accompanying index.

Spiegel Accountancy Corp.

Spiegel Accountancy Corp
Pleasant Hill, California
October 9, 2019